UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	90-0729143 (IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor New York, NY (Address of principal executive offices)	10020 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class is to be registered
8.625% Series B Cumulative Preferred Stock, par value $0.0001 per share	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	New York Stock Exchange
7.625% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-251863

Securities registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Ready Capital Stock—Preferred Stock” in the Registrant’s joint proxy statement/prospectus dated February 9, 2021, as filed with the U.S. Securities and Exchange Commission on February 9, 2021 under Rule 424(b)(3), which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
3.2	Articles Supplementary of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
3.3	Articles of Amendment of Sutherland Asset Management Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 4, 2016).
3.4	Articles of Amendment of Ready Capital Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 26, 2018).
3.5	Amended and Restated Bylaws of Ready Capital Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on September 26, 2018).
3.6*	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 8.625% Series B Cumulative Preferred Stock, $0.0001 par value per share.
3.7*	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share.
3.8*	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 7.625% Series D Cumulative Redeemable Preferred Stock, $0.0001 par value per share.
4.1	Specimen Common Stock Certificate of Ready Capital Corporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-4 filed on December 13, 2018).
4.2	Indenture, dated February 13, 2017, by and among ReadyCap Holdings, LLC, as issuer, Sutherland Asset Management Corporation, Sutherland Partners, L.P., Sutherland Asset I, LLC and ReadyCap Commercial, LLC, each as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed February 13, 2017).
4.3	First Supplemental Indenture, dated February 13, 2017, by and among ReadyCap Holdings, LLC, as issuer, Sutherland Asset Management Corporation, Sutherland Partners, L.P., Sutherland Asset I, LLC, ReadyCap Commercial, LLC, each as guarantors and U.S. Bank National Association, as trustee and as collateral agent, including the form of 7.5% Senior Secured Notes due 2022 and the related guarantees (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed February 13, 2017).
4.4	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 9, 2017).
4.5	First Supplemental Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed August 9, 2017).

4.6	Second Supplemental Indenture, dated as of April 27, 2018, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed April 27, 2018).
4.7	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 of the Registrant’s Current Report on Form 8-K filed March 13, 2019).
4.8	Amendment No. 1, dated as of February 26, 2019, to the First Supplemental Indenture, dated as of August 9, 2017, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 of the Registrant’s Current Report on Form 10-K filed March 13, 2019).
4.9	Amendment No. 1, dated as of February 26, 2019, to the First Supplemental Indenture, dated as of August 9, 2017, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 of the Registrant’s Current Report on Form 10-K filed March 13, 2019).
4.10	Fourth Supplemental Indenture, dated as of July 22, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed July 22, 2019).
4.11	Fifth Supplemental Indenture, dated as of February 10, 2021, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed February 10, 2021).
4.12*	Specimen Preferred Stock Certificate representing the shares of 8.625% Series B Cumulative Preferred Stock, $0.0001 par value per share.
4.13*	Specimen Preferred Stock Certificate representing the shares of 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share.
4.14*	Specimen Preferred Stock Certificate representing the shares of 7.625% Series D Cumulative Redeemable Preferred Stock, $0.0001 par value per share.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

READY CAPITAL CORPORATION

Date: March 19, 2021	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer